SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                        [X]
Filed by a Party other than the Registrant: [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Materials Pursuant toss.240.14a-11(c) orss.240.14a-12

                                  PROBEX CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form,  Schedule or  Registration  Statement No.:
         3) Filing Party:
         4) Date Filed:

                                                   NOTICE OF 2002 ANNUAL MEETING
                                                        ON DECEMBER 17, 2002 AND
                                                                 PROXY STATEMENT



                                  PROBEX CORP.
                           15510 Wright Brothers Drive
                              Addison, Texas 75001
                            Telephone (972) 788-4772
                               Fax (972) 980-8545


                                                               November 26, 2002


Dear Probex Corp. Stockholder:


         You are cordially invited to attend our Annual Meeting of Stockholders on December 17, 2002, in Addison, Texas. This meeting will be held at 10:30 a.m. (Central Standard Time) at our headquarters located at 15510 Wright Brothers Drive, Addison, TX 75001. This meeting was originally scheduled to be held in February 2002, but was delayed for various reasons. As a result, this meeting relates to our fiscal year ended September 30, 2001. At the meeting, however, you will hear a current report on our business and have a chance to meet a number of our directors and officers.


         This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you about the matters to be addressed and the procedures for voting at the meeting. It also describes how our Board of Directors operates, gives personal information about our director candidates, sets forth proposals to be voted upon, and provides additional information about us.


         We hope you can join us on December 17th. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, mark your votes on the enclosed proxy, sign and date the proxy, and return it to us or follow the telephone or Internet voting procedures described on the proxy. Your vote is important, so please return your proxy or vote via the telephone or Internet as soon as possible.



                                   Sincerely,

                                   /s/ Charles M. Rampacek

                                   Charles M. Rampacek
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer

                      _____________________________________

                           NOTICE AND PROXY STATEMENT
                     ______________________________________

                                  PROBEX CORP.
                           15510 Wright Brothers Drive
                              Addison, Texas 75001


                                November 26, 2002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 17, 2002


         We will hold our Annual Meeting of Stockholders at 10:30 a.m. (Central Standard Time) at our headquarters located at 15510 Wright Brothers Drive, Addison, TX 75001.

         We are holding this meeting:

         o  To elect two Class I directors for three-year terms;

         o To approve an amendment to our Certificate of Incorporation that increases the number of authorized shares of common stock from 100 million shares to 200 million shares;


         o To ratify the appointment of Ernst & Young LLP as our independent auditors; and

         o To transact any other business that properly comes before the meeting.



         Your Board of Directors has selected October 25, 2002, as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at our offices located at 15510 Wright Brothers Drive, Addison, TX 75001 for ten days prior to the meeting. This Notice and Proxy Statement are being distributed to stockholders on or about November 29, 2002. A copy of our 2001 Annual Report was previously mailed to stockholders on or about January 29, 2002.


                                     By Order of the Board of Directors,


                                     /s/ Charles M. Rampacek

                                     Charles M. Rampacek
                                     Chairman of the Board, President
                                     and Chief Executive Officer


                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----


GENERAL INFORMATION  ..............................................................................1


PROPOSAL ONE - ELECTION OF DIRECTORS...............................................................4
     Nominees for Election as Class I Directors....................................................5
     Continuing Directors..........................................................................6
     Director Compensation.........................................................................7
     Board Committees..............................................................................8
     Executive Officers............................................................................9
     Other Significant Employees...................................................................10
     Terms of Office and Relationships.............................................................11
     Security Ownership of Certain Beneficial Owners and Management................................12
     Compensation Committee Report on Executive Compensation.......................................15
     Executive Compensation........................................................................17
     Employment Agreements.........................................................................19
     Audit Committee Report........................................................................20
     Section 16(a) Beneficial Ownership Reporting Compliance.......................................21
     Compensation Committee Interlocks.............................................................21
     Certain Relationships and Related Transactions................................................21

PROPOSAL TWO - AMENDMENT TO CERTIFICATE OF
     INCORPORATION TO INCREASE AUTHORIZED
     SHARES........................................................................................27

PROPOSAL THREE -- RATIFICATION OF THE APPOINTMENT
     OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS..............................................28

INDEPENDENT AUDITORS...............................................................................29

OTHER BUSINESS ....................................................................................29

SUBMISSION OF STOCKHOLDER PROPOSALS ...............................................................29

ADDITIONAL INFORMATION AND QUESTIONS...............................................................30



                               GENERAL INFORMATION

Q: Why are you holding this Annual Meeting now and to which fiscal year does it relate?

A: This Annual Meeting of Stockholders, which relates to our fiscal year ended September 30, 2001, was originally planned to be held in February 2002, but was delayed for various reasons, including uncertainty surrounding the project financing for our first plant planned to be constructed in Wellsville, Ohio. Although, this Proxy Statement also includes information for the 2002 fiscal year, which is required to be disclosed due to the close of our 2002 fiscal year on September 30, 2002, the annual financial information has not been updated and is based on the 2001 fiscal year. As a result, you should read our 2001 Annual Report in conjunction with this Proxy Statement.

Q:       Who is soliciting my proxy?


A: We--the Board of Directors of Probex Corp.--are sending you this Proxy Statement in connection with our solicitation of proxies for use at our December 17, 2002, Annual Meeting of Stockholders and at any
         adjournment of the meeting. Certain of our directors, officers and employees also may solicit proxies on our behalf by mail, phone, fax or in person.


Q:       Who is paying for this solicitation?

A: We will pay for the solicitation of proxies. Directors, officers and employees will not receive additional compensation for their efforts during this solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. We also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:       What am I voting on?

A:       You are voting on the following:

         o  The election of two Class I directors, each for a three-year term;
         o The proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million shares to 200 million shares; and


         o The ratification of the appointment of Ernst & Young LLP as our independent auditors.

Q:       Who can vote?

A: Stockholders of record of our common stock at the close of business on October 25, 2002, are entitled to vote at the meeting. Each stockholder is entitled to cast one vote for each share of common stock owned for each matter, except for the election of directors, for which each share entitles the holder to one vote for each of the directors to be elected.

Q. How do I vote?

A. You may vote as follows:

         o  In person at the meeting;


         o By mail: Complete, date and sign the accompanying proxy and promptly mail it in the return envelope provided;


         o By telephone: Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions; or
         o By Internet: Go to the website indicated on the enclosed proxy and follow the instructions provided.


         If you have shares held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides you. Most brokers offer voting by mail, telephone and Internet. Stockholders submitting proxies or voting instructions by Internet should understand that there may be costs associated with Internet access, such as access charges from Internet service providers or telephone companies, that will be borne by the stockholder.

         We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Q.       How do proxies work?

A. Our Board of Directors is asking for your proxy. Giving your proxy to the persons named by us means you authorize them to vote your shares at the meeting in the manner you direct.


         If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted FOR the election of each of the two directors nominated for three-year terms, FOR the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million shares to 200 million shares, and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors.


Q. How do I revoke a proxy?

A. You may revoke your proxy before it is voted by:

         o  submitting a new proxy with a later date;
         o  voting in person at the meeting; or
         o notifying our Secretary in writing at the address listed on the cover letter.

Q.       Will my shares be voted if I don't sign a proxy?


A. If you hold your shares directly in your own name, they will not be voted unless you provide a signed proxy. Under certain circumstances, shares that you own that are held by a broker may be voted even if you do not provide voting instructions to the broker. Brokerage firms have the authority under the American Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters. The election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditors are considered to be "routine" matters, and therefore, your broker has the authority to vote your unvoted shares for or against the directors nominated and the ratification of the appointment of Ernst & Young LLP. The proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million shares to 200 million shares is not a "routine" matter, and therefore, your shares will not be voted on this matter if your proxy is not signed.


Q:       What constitutes a quorum?

A: On October 25, 2002, we had 38,523,109 shares of common stock, $0.001 par value per share, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is, a majority of the total number of votes entitled to be cast) are present, either in person or by proxy. If you do not vote, or if a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

         You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you may also get material from them asking how you want to vote. To be sure that all of your shares are voted, we encourage you to respond to each request you receive.

Q.       How many votes are needed for approval?


A. The two director candidates receiving the most "FOR" votes will be elected to the two seats on the Board of Directors to be filled at the meeting. Abstentions, withholding authority to vote for a candidate and broker non-votes (described below) will only reduce the number of votes a candidate receives.


         Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million shares to 200 million shares requires the affirmative vote of a majority of the shares outstanding. For this purpose, an abstention and a broker non-vote will have the same effect as a vote against the proposal.


         The proposal relating to the ratification of the appointment of Ernst & Young LLP as our independent auditors will be approved if more votes are cast FOR the proposal than AGAINST the proposal. For this purpose, an abstention and a broker non-vote will only reduce the number of votes this proposal receives.


         A "broker non-vote" occurs when a broker submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have discretionary authority to vote in the absence of instructions.

Q:       What should I do if I want to attend in person?

A: Only stockholders of record, their proxy holders, and invited guests may attend the meeting. If you wish to vote in person and your shares are held by a broker or nominee, you will need to obtain a proxy from the broker or nominee authorizing you to vote your shares held in their name.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS


         Our Certificate of Incorporation and Bylaws currently provide for three classes of directors. Each class of directors serves staggered three-year terms expiring at the annual meeting three years from their election to our Board of Directors. Since the 2001 annual meeting, Anthony J. Maselli and K. Bruce Jones, both Class II directors, have resigned from our Board of Directors. Nicholas W. Hollingshad and William A. Searles, who previously served as advisory directors, were appointed to serve in the vacant seats in Class II resulting from the resignations of Messrs. Maselli and Jones for the remainder of their terms, which expire in 2003. Ron W. Haddock and Ronald J. Tiso were also appointed to the Board of Directors earlier this calendar year. Since the number of directors was equal in each class at the time of appointment of Mr. Haddock, Mr. Haddock was appointed to Class I, which was subject to election at the next ensuing annual meeting. Mr. Tiso was appointed as a Class II director in order to maintain the number of directors in each class as nearly equal as possible and such class was subject to election prior to Class III.

         There are currently eight voting members on our Board of Directors, including three members in Class I whose terms are expiring at this Annual Meeting. Mr. Plaskett, a Class I director, will not stand for re-election at this meeting, and the number of directors on our Board of Directors will be reduced from eight to seven, with two members in each of Class I and III and three members in Class II. Our Board of Directors has nominated for election two of the persons currently serving as directors in Class I. If elected, each of the persons will serve until the annual meeting of stockholders in 2005. Personal information on each of our nominees, and on each of the other directors who will continue to serve on our Board of Directors following this meeting, is given below.


         Our Board of Directors oversees the management of the Company on your behalf. The Board of Directors reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the terms of material agreements. Just as important, the Board of Directors chooses the Chief Executive Officer, sets the scope of his authority to manage our day-to-day operations and evaluates his performance.

         Both nominees to our Board of Directors are outside directors, meaning a person who is not otherwise currently employed by us. Of these two nominees, one is an independent director, as set forth by the rules of the American Stock Exchange, on which our common stock is listed. Assuming the election of our two nominees, six of our directors will be outside directors and three will be independent directors. Independent directors are not employed by and are, in the view of our Board of Directors, free of any relationship that would interfere with the exercise of independent judgment. The following persons are not considered to be independent:

         o a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

         o a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

         o a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer (immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home);

         o a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and
         o a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

         The standards for determining whether a director is considered to be independent are expected to become more restrictive in the near future. We, however, do not believe that the new standards, based on what is available to us at this time, will result in any of our independent directors ceasing to be independent.


         Our Board of Directors met 14 and 15 times during our fiscal years ended September 30, 2001 and September 30, 2002, respectively. On average, our voting directors attended 89% and 86% of the Board of Directors and committee meetings held during our fiscal years ended September 30, 2001 and September 30, 2002, respectively. No voting director attended fewer than 75% of the meetings of the Board of Directors and the committees on which the director served, except for Ron W. Haddock, who attended 70% of the meetings of the Board of Directors during fiscal year 2002.



   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH
           OF THE NOMINEES FOR ELECTION AS DIRECTORS DESCRIBED BELOW.


NOMINEES FOR ELECTION AS CLASS I DIRECTORS (Terms expiring in 2005)


Ron W. Haddock                      Mr.  Haddock  has  been  a  director  of our
(age 61)                            company  since  January 2002 and is a member
                                    of  our  audit  and   corporate   governance
                                    committees.  He is the retired president and
                                    chief  executive  officer of FINA. He joined
                                    FINA in August  1986 as vice  president  and
                                    chief operating officer,  and was elected to
                                    FINA's  board  of  directors  in  1987.  Mr.
                                    Haddock  was  named   president   and  chief
                                    executive officer on January 1, 1989, a post
                                    he held  until  his  retirement  on July 31,
                                    2000.  From  1981  until  1982 he  served as
                                    executive assistant to the chairman of Exxon
                                    Corporation  and  from  1982  until  1986 as
                                    director of Esso Eastern Incorporated. Prior
                                    to that, Mr. Haddock held various management
                                    positions of  increasing  responsibility  in
                                    operations  and  technical  areas within the
                                    Exxon organization. Mr. Haddock is currently
                                    chairman of the board of Trinity  Industries
                                    S-Ventures  Group and  Triads,  a  logistics
                                    management  company  85%  owned by  Trinity;
                                    chairman of the board of SepraDyne, a Dallas
                                    based   environmental   technology  company;
                                    member of the board of Alon Energy USA, a petroleum refining and marketing company;
                                    chairman of Alon Real Estate USA; a member of the board of Townsend-Tarnell, a Houston based consulting firm; a member of the board of Adea Solutions, a high-tech personnel and consulting firm in Dallas; and a member of the restructured board of Enron Corp.

Thomas G. Murray                    Mr. Murray formed our predecessor company in
(age 44)                            July  1993,  was  our  President  and  Chief
                                    Executive  Officer  from March 1994  through
                                    September  1997 and was our Chief  Executive
                                    Officer from  October  1997 through  October
                                    1999. After September 1999, he served as our
                                    Senior Vice  President  until June 2000.  He
                                    has been a member of our board of  directors
                                    since  1994  and  is   currently  a  private
                                    investor. Mr. Murray is a member of our compensation committee.



                              CONTINUING DIRECTORS

Continuing Class II Directors (Terms expiring in 2003)


Nicholas W. Hollingshad             Mr.  Hollingshad was an advisory director of
(age 47)                            our  company  from April 1999 until  January
                                    2002,  when he became one of our  directors.
                                    He   is   the    operations    director   of
                                    Environmental   Resources   Management,   an
                                    international  environmental engineering and
                                    consulting  firm,  and has  over 20 years of
                                    industrial     environmental     engineering
                                    experience.   Mr.   Hollingshad   has   been
                                    employed    by    Environmental    Resources
                                    Management since January 1997, having served
                                    as operations  director since March 2001 and
                                    as office  manager of an affiliated  company
                                    from  January  1997 to March  2001.  Over an
                                    eight-year    period    prior   to   joining
                                    Environmental Resources Management,  he held
                                    a  variety   of  process   engineering   and
                                    management   positions  at  two  major  U.S.
                                    petroleum refineries.

William A. Searles                  Mr. Searles was an advisory  director of our
(age 59)                            company from  November 1999 to January 2002.
                                    He became  one of our  directors  in January
                                    2002  and  is   chairman   of  our   finance
                                    committee and a member of our corporate governance committee. He has been associated with American Physicians Services Group,
                                    Inc.  since  1989 as a  director,  and since
                                    1995  as  chairman  of  its  affiliate,  APS
                                    Investment Services, Inc. He has served as chairman of the board of a private company, Uncommon Care, Inc. since 1998 and as a director of a public company, Prime Medical
                                    Services, Inc. since 1989. He has also been a director of APS Asset Management, Inc., a registered investment company since 1998.
                                    Prior to 1990, he spent 24 years in various positions with investment banking firms, including his last ten years as a limited partner/associate director with Bear Sterns.
                                    Mr. Searles owned a small travel agency for 27 years that filed for federal bankruptcy protection in late 1997 and liquidated under Chapter 7 in January 1999.

Ronald J. Tiso                      Mr.  Tiso  became  one of our  directors  in
(age 55)                            March  2002 and is a member  of our  finance
                                    committee.  He  is  currently  the  managing
                                    director of Cambridge Strategies Group, LLC,
                                    which has directly or in participation  with
                                    other direct investors provided in excess of
                                    $5.0   million  in   financing   to  us.  At
                                    Cambridge,  Mr.  Tiso  has  been  active  in
                                    mergers  and  acquisitions,   including  the
                                    representation  of several  highway  service
                                    companies  in their  sale to United  Rentals
                                    Inc. for approximately $58.0 million.  Prior
                                    to  joining  Cambridge,  Mr.  Tiso  spent 25
                                    years in both
                                    chief operating  officer and chief financial
                                    officer   positions,   including  the  chief
                                    financial officer of First Dallas Investors.
                                    His background also includes expertise in financial advisory activities for many small and medium-sized companies.


Continuing Class III Directors (Terms expiring in 2004)


Charles M. Rampacek                 Mr. Rampacek, our Chairman,  Chief Executive
(age 59)                            Officer and  President,  joined our board of
                                    directors  in April 2000 and is  chairman of
                                    our corporate governance  committee.  He was
                                    named  President  and CEO in August 2000 and
                                    assumed  the  additional  responsibility  of
                                    Chairman in December 2000. Mr.  Rampacek was
                                    the president and chief executive officer of
                                    Lyondell-Citgo Refining, LP, a joint venture
                                    of Citgo Petroleum  Corporation and Lyondell
                                    Chemical  Company  from 1996 to August 2000.
                                    From 1982 to 1996, he held various executive
                                    positions   for  Tenneco,   Inc.,   and  its
                                    energy-related    subsidiaries,    including
                                    president  of gas  pipeline  transportation,
                                    executive  vice  president  of gas  pipeline
                                    operations  and  senior  vice  president  of
                                    refining  &  supply.   Prior  to  that,  Mr.
                                    Rampacek held various  positions  with Exxon
                                    Company USA for 16 years. Additionally,  Mr.
                                    Rampacek  serves as a director of  Flowserve
                                    Corporation and Orion Refining Corporation and as president, chief executive officer and director of Probex Fluid Recovery, Inc., our wholly-owned subsidiary.

Dr. Bob G. Gower                    Dr.  Gower  joined our board of directors in
(age 65)                            February  2001 and is  chairman of our audit
                                    committee  and a member of our  compensation
                                    and  finance  committees.  From  1997  until
                                    2000, Dr. Gower was the principal  owner and
                                    chief  executive  officer of Specified Fuels
                                    and  Chemicals  and is currently  serving as
                                    president  and chief  executive  officer  of
                                    Carbon  Nanotechnologies,  Inc. Dr. Gower is
                                    the retired  president  and chief  executive
                                    officer of Lyondell  Petrochemical  Company.
                                    He  became   the   president   of   Lyondell
                                    Petrochemical  Company when it was formed in
                                    April 1985 and was elected  chief  executive
                                    officer in October  1988 and chairman of the
                                    board in August 1994,  in which  capacity he
                                    served  until  1997.  From  1984  to 1985 he
                                    served as senior vice president for Atlantic
                                    Richfield Company,  responsible for planning
                                    and  advanced  technology  for the  company.
                                    From  1979  to  1984  he  was  senior   vice
                                    president of ARCO Chemical Company and prior
                                    to  that  had  various   executive,   sales,
                                    research and  engineering  assignments  with
                                    Sinclair and with ARCO after the merger of the two companies. He is a member of the board of directors of Kirby Corporation.


Director Compensation


         In March 2000, the Board of Directors approved a compensation program for our outside directors, which was modified in December 2000. Under this program, any new outside director will receive options to purchase 10,000 shares (5,000 shares in the case of any new advisory director) of common stock on the date the director is elected to the Board of Directors, at the fair market value (generally the closing price of the common stock as reported on the American Stock Exchange) on the date of this grant. In addition, all outside directors will be entitled to receive, on an annual basis, options to purchase 25,000 shares (12,500 shares in the case of advisory directors) of common stock as of the date of the annual meeting of stockholders for services rendered during the calendar year in which the annual stockholders' meeting is held. The grant will be made on the date of the annual meeting in each year.

         Due to the delay in our 2002 Annual Meeting of Stockholders, which we originally anticipated to hold in February 2002, we issued to each of our outside (non-employee) directors, except as described below, on October 29, 2002, as compensation for their services during 2002 an option to purchase 25,000 shares of our common stock at an exercise price of $0.70 and expiring 10 years from the date of grant. We do not pay employee members of our Board of Directors fees for attendance or other remuneration. We do, however, reimburse all directors for any out-of-pocket expenses incurred by them while serving on the Board of Directors and any committee of the Board of Directors.

         The number of shares of our common stock issuable upon the exercise of options issued to each director for his or her services during year 2002 are set forth below:


Name                                                 Number of Shares
Bob G. Gower                                              25,000
Thomas G. Plaskett                                        25,000
Thomas G. Murray                                          25,000
Nicholas W. Hollingshad                                   35,000 (1)
William A. Searles                                        35,000 (1)
Ron W. Haddock                                            35,000 (1)
Ronald D. Tiso                                            35,000 (1)
_______________________
(1) Each of these directors received an option to purchase 10,000 shares of our common stock upon their appointment to our Board of Directors, in accordance with our Board of Directors compensation program.


         Director compensation will be determined in accordance with our director compensation program for service during year 2003.


Board Committees


         Our Board of Directors has established four committees: the audit committee, the finance committee, the compensation committee and the corporate governance committee. The following table shows membership and meeting information for the committees of the Board of Directors:



------------------------------ ----------------- ----------------------- ---------------------- ----------------------
                                                                                                      Corporate
                                    Audit                                                             Governance
                                  Committee      Compensation Committee    Finance Committee          Committee
                                  ---------      ----------------------    -----------------         -----------

Bob G. Gower                        Chair                  X                       X
Ron W. Haddock                        X                                                                   X
Thomas G. Murray                                           X
Thomas G. Plaskett                    X                  Chair
Charles M. Rampacek                                                                                     Chair
William A. Searles                                                               Chair                    X
Ronald J. Tiso                                                                     X

Meetings in fiscal 2001               4                    1                       0                      1
Meetings in fiscal 2002               7                    1                       6                      1
------------------------------ ----------------- ----------------------- ---------------------- ----------------------

         Audit Committee. Our audit committee makes recommendations to our Board of Directors regarding the selection of independent auditors, reviews our filings with the Securities and Exchange Commission, reviews the results and scope of audit and other services provided by our independent auditors and reviews and evaluates our audit and control functions. During fiscal 2002, our audit committee met prior to each release of earnings to be reported to examine any issues relating to the report of such earnings. The audit committee is governed by our audit committee charter, a copy of which was filed as Exhibit C to our definitive 2001 Annual Proxy Statement on file with the Securities and Exchange Commission.

         Corporate Governance Committee. The corporate governance committee makes recommendations to the Board of Directors regarding candidates for election to the Board of Directors and concerning the size, structure, composition and functioning of the Board of Directors as well as other corporate governance issues. Recommendations of director candidates by stockholders should be forwarded to our Secretary and should identify the nominee by name and provide detailed information concerning his or her qualifications. Our Bylaws require that stockholders give advance notice and furnish certain information to us in order to nominate a person for election as a director. See discussion under "Submission of Stockholder Proposals" on page 29.

         Compensation Committee. Our compensation committee makes recommendations to our Board of Directors concerning salaries and incentive compensation for our employees. The compensation committee also reviews and administers our 1999 Omnibus Stock and Incentive Plan, as amended and restated.

         Finance Committee. Our finance committee was formed in March 2002 and makes recommendations to our Board of Directors concerning management of our financial resources.



Executive Officers


      Name                          Age                    Position(s)                           Since
      ----                          ---                    -----------                           -----


Charles M. Rampacek..................59          Chairman of the Board, President and            2000
                                                 Chief Executive Officer and Director


Roger D. Arnold......................47          Senior Vice President and General Counsel       2002

Bruce A. Hall........................46          Senior Vice President, Chief Financial          1999
                                                       Officer and Secretary

Martin R. MacDonald..................40          Senior Vice President of Technology             1995
                                                    and Business Development

David J. McNiel......................49          Senior Vice President of Operations             2000


Information concerning the business experience of Charles M. Rampacek is set forth above under "Election of Directors."

         Roger D. Arnold, Senior Vice President and General Counsel, joined us in September 2002. Mr. Arnold most recently served as a partner in the corporate and securities practice, of the law firm Akin Gump Strauss Hauer & Feld LLP in Dallas where he was involved in a broad-based corporate practice covering a wide range of business transactions and concerns. These activities included mergers and acquisitions, contract negotiations and analysis, debt and equity issuance, commercial credit arrangements, complex financial transactions, shareholder meetings and other corporate governance matters. Mr. Arnold joined Akin Gump as an associate in 1984 and became a partner in 1991. He left Akin Gump in 1992 to join the Dallas law firm of Kuntz and Bonesio as a partner, returning to Akin Gump in 1995. Mr. Arnold has been a member of the State Bar of Texas since 1984.

         Bruce A. Hall, Senior Vice President, Chief Financial Officer and Secretary and senior vice president of Probex Fluid Recovery, Inc., our wholly-owned subsidiary, joined us in May 1999. He has served in numerous financial and operating positions with companies in the hi-tech, manufacturing and real estate industries. Mr. Hall has been chief financial officer of two companies, including Aslan Real Estate, Ltd. from 1996 to May 1999 and Harris Adacom Systems, Inc. from 1993 to 1994. He has been the controller of international operations for Recognition Equipment, Inc. and Harris Adacom, Inc. from 1986 to 1991 and 1991 to 1994, respectively. Additionally, Mr. Hall was a principal of the Capital Funding and Consulting Group, L.C. and a senior auditor with Arthur Young & Co, a predecessor of Ernst & Young LLP.

         Martin R. MacDonald, Senior Vice President of Technology and Business Development, joined us in 1995. Prior to joining us, Mr. MacDonald served as manager of projects at Ferguson Industries from 1994 to 1995, where he oversaw various aspects of new technology design and implementation. At Thermix Inc., Mr. MacDonald was responsible for managing the development and implementation of customized energy efficient technologies for the molten metal and chemical industries from 1992 to 1994. He has successfully developed and commercialized several new technologies, including a high velocity galvanizing system, an ammonium injection system and a reduced emission ammonium polyphosphate plant, all of which are currently in commercial use.

         David J. McNiel, Senior Vice President of Operations and senior vice president and director of Probex Fluid Recovery, Inc., joined us in September 2000. Mr. McNiel was vice president of refining for Lyondell-Citgo Refining, LP, a joint venture of Citgo Petroleum Corporation and Lyondell Chemical Company from 1996 to September 2000. From 1990 to 1996, McNiel held various operations and technical executive positions with Tenneco Inc.'s natural gas pipeline subsidiary. He also held operations positions at Mobil Oil Company for two years, and spent 11 years at Tenneco Inc.'s refining and marketing subsidiary in a variety of management and engineering assignments.




Other Significant Employees


         John N. Brobjorg (age 45), Vice President and Corporate Controller, joined us in October 1999. He has served in numerous financial positions with companies in the hi-tech, manufacturing and clinical laboratory industries. Mr. Brobjorg has been a finance and/or accounting manager of several companies, including Praxair Inc. from May 1996 to October 1999, Corning Clinical Laboratories from February 1992 to April 1996, Convex Computer Corporation from March 1985 to November 1990 and Amsoil, Inc. from November 1982 to March 1985. Additionally, Mr. Brobjorg was the controller for Logic Process Corporation from February 1991 to February 1992.

         John E. Fahey (age 62), Vice President of Sales and Marketing, joined us in March 1999. He was the former regional sales manager - base oil sales, and sales and marketing manager for U.S. government sales for Safety Kleen-Oil Recovery. Mr. Fahey marketed base oils for Safety-Kleen for eight years. Mr. Fahey is a former president of the Independent Lubricant Manufacturers Association. Mr. Fahey has served or currently serves on various industry and trade association committees for technical and business activities. Prior to joining Safety-Kleen, Mr. Fahey worked 23 years for an oil and grease manufacturer, formulating and producing products for the private-label and contract lubricants market.

         Lester F. Van Dyke (age 59), Vice President of Investor Relations, joined us in October 2000. For the previous 15 years, Mr. Van Dyke served as director, investor relations and corporate communications for Battle Mountain Gold Company where he was responsible for the development and implementation of its worldwide investor communications programs. From 1973 to 1985, Mr. Van Dyke held various communications positions of increasing responsibility with the Pennzoil Company. He also held communications positions at Texaco Inc. and the Oil & Gas Journal.


Terms of Office and Relationships


         There are no family relationships among our directors and officers. Our officers are elected annually by the Board of Directors at a meeting held following each annual meeting of stockholders, or as necessary and convenient in order to fill vacancies or newly created offices. Each officer serves at the discretion of our Board of Directors.

         Under an investor rights agreement dated June 2000, as amended, HSB Engineering Finance Corporation, a 7.1 % stockholder, has the right to designate a representative to attend and participate in meetings of our Board of Directors as a non-voting observer. As of November 15, 2002, HSB Engineering had not exercised its observer right. HSB Engineering loses the right to appoint an observer on the earlier of:

         o such time as HSB Engineering and its affiliates own less than 5% of our outstanding common stock; and

         o the shares of common stock held by HSB Engineering and its affiliates are registered for resale under the Securities Act of 1933.

         Additionally, under a placement agent agreement dated July 21, 1999, APS Financial Corporation has the right to designate an observer to our Board of Directors. William A. Searles is the chairman of the board of APS Investment Services, Inc., which wholly owns APS Financial. Since Mr. Searles is one of our directors, APS Financial has not currently chosen to designate a board advisor. Under a stock purchase agreement with Probex Southwest Partnership, L.P., Probex Southwest is also entitled to appoint an advisory director. Since Nicholas W. Hollingshad, a limited partner of Probex Southwest, is one of our directors, Probex Southwest has not currently chosen to designate a board advisor. The holders of our 7% senior secured convertible notes also have the right to nominate a board observer, which right they had not exercised as of November 15, 2002. In addition, under loans made to us for interim financing, certain of our lenders are entitled to appoint a member to our board of directors until such loans have been repaid or converted into our common stock. Ronald Tiso is the current board designee of these lenders.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information, as of November 15, 2002, with respect to the beneficial ownership of shares of our common stock:

         (1) by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to own beneficially more than 5% of the outstanding shares of our common stock;

         (2) by each of our directors and each of our executive officers named in the Summary Compensation Table; and

         (3)      by all of our directors and executives officers as a group.

         Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of November 15, 2002 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 39,048,795 shares of our common stock outstanding on November 15, 2002.






Name and Address                                             Amount and Nature              Percent of Class*
of Beneficial Owner                                         of Beneficial Owner

Zesiger Capital Group LLC..............                      12,813,343 (1)                       26.3%
320 Park Avenue, 30th Floor
New York, NY 10022

General Conference Corporation of .....                      10,933,076 (2)                       23.6%
Seventh-day Adventists
12501 Old Columbia Pike
Silver Spring, MD 20904

HSB Engineering Finance Corp...........                       2,796,114 (3)                        7.1%
One State Street
Hartford, CT  06102

United Infrastructure Company, LLC.....                       2,119,716 (4)                        5.4%
(an affiliate of Bechtel Corporation)
P.O. Box 193965
San Francisco, CA 94119

Charles M. Rampacek....................                       1,038,341 (5)                        2.6%
Bob G. Gower...........................                          92,000 (6)                        *
Thomas G. Murray.......................                       1,735,797 (7)                        4.0%
Thomas G. Plaskett.....................                         630,850 (8)                        1.6%
Nicholas W. Hollingshad................                         343,126 (9)                        *
William A. Searles.....................                       1,072,194 (10)                       2.7%
Ron W. Haddock.........................                          99,603 (11)                       *
Ronald J. Tiso.........................                         140,091 (12)                       *
Bruce A. Hall..........................                         467,414 (13)                       *
Martin R. MacDonald....................                         866,583 (14)                       *
David J. McNiel........................                         595,850 (15)                       *
All executive officers and directors as a group
                                                              7,083,124 (16)                      27.6%
_______________

* Represents beneficial ownership of less than 1% of our outstanding common stock. None of the named executive officers or directors owns shares of our Series A preferred stock.



(1) Based upon Schedule 13G, Amendment No. 2, filed on August 9, 2002. Includes 9,600,267 shares of common stock issuable upon conversion of our 7% senior secured convertible notes due November 2004, assuming a conversion price of $0.75, which are convertible at any time at the option of the holders. Zesiger Capital Group LLC disclaims beneficial ownership of all of these securities. Such securities are held in discretionary accounts which Zesiger Capital Group LLC manages. Excludes convertible promissory notes of $2,500,000 aggregate principal amount that are convertible upon the consummation of project financing for our initial facility at a conversion price based upon such financing.
(2) Based upon Schedule 13G, Amendment No. 2, filed on February 14, 2002, and other information known to us. Includes 967,999 shares of common stock issuable upon conversion of 181,500 shares of Series A preferred stock, which are convertible into common stock at any time at the option of the holder. General Conference Corporation of Seventh-day Adventists is a corporation acting as trustee and manager to certain retirement, investment and income funds which are the record owner of a portion of these shares. Includes 53,334 shares of common stock issuable upon conversion of 10,000 shares of Series A preferred stock owned by General Conference Insurance Company of Vermont, a
         wholly-owned   subsidiary   of  General


                                       13

         Conference Corporation of Seventh-day Adventists. Includes 6,300,000 shares of common stock issuable upon the exercise of warrants that have already vested held by General Conference Corporation of Seventh-day Adventist and its affiliates. Excludes shares issuable upon conversion of convertible promissory notes in $4,300,000 aggregate principal amount that are convertible upon the consummation of project financing for our planned Wellsville facility.
(3)      Based on  Schedule  13G,  filed on  February  14,  2001.
(4)      Based on Schedule 13G, Amendment No. 1, filed on January 18, 2002.
(5) Includes 610,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002, 82,500 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 and
         266,667 shares of common stock issuable upon conversion of $200,000 aggregate principal amount of our 7% senior secured convertible notes due November 2004, which are convertible at the option of the holder at any time (assuming a conversion price of $0.75). Excludes 400,000 shares issuable under the exercise of stock options that have not vested. Excludes convertible promissory notes of $85,000 aggregate principal amount that are convertible upon the consummation of project financing for our planned Wellsville facility a conversion price based upon such financing.
(6) Includes 60,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 22,500 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002. Excludes a convertible promissory note of $15,000 aggregate principal amount that is convertible upon the consummation of project financing for our initial facility at a conversion price based upon such financing.
(7) Includes 10,410 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 and 75,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002. Includes 100,000 shares pledged to General Conference Corporation of Seventh-day Adventists in connection with a forward sales transaction.
(8) Includes 350,000 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 and 100,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002.
(9) Includes 72,500 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 129,000 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002. Excludes convertible promissory notes of $116,000 aggregate principal amount that are convertible upon the consummation of project financing for our initial facility at a conversion price based upon such financing.
(10) Includes 72,500 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002, 53,333 shares of common stock issuable upon conversion of 10,000 shares of Series A preferred stock, which are convertible into common stock at any time at the option of the holder, and 766,872 shares of common stock issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002. Includes 19,177 shares of common stock, 59,748 shares issuable under the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 and 80,000 shares of common stock issuable upon conversion of 15,000 shares of Series A preferred stock, which are convertible at any time at the option of the holder, held by American Physicians Service Group. Mr. Searles disclaims beneficial ownership of the shares and warrants held by American Physicians Service Group.
(11) Includes 35,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 15,000 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002. Excludes a convertible promissory note of $10,000 aggregate principal amount that is convertible upon the consummation of project financing for our initial facility at a conversion price based upon such financing.
(12) Includes 35,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002. Includes 84,138 shares of common stock issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 held in the name of Cambridge Strategies, LLC, which Mr. Tiso has contractual rights to acquire.
(13) Includes 161,666 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 148,235 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002.
(14) Includes 75,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 77,647 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002.

                                       14

(15) Includes 200,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 75,000 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 and 266,667 shares of common stock issuable upon conversion of $200,000 aggregate principal amount of our 7% senior secured convertible notes due November 2004, which are convertible at the option of the holder at any time. Excludes 200,000 shares issuable under the exercise of stock options that have not vested. Excludes convertible promissory notes of $80,000 aggregate principal amount that are convertible upon the consummation of project financing for our planned Wellsville facility at a conversion price based upon such financing.
(16) Represents 12 persons and includes 1,746,666 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002, 709,049 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002, 533,335 shares issuable upon conversion of $400,000 aggregate principal amount of our 7% senior secured convertible notes due November 2004, assuming a conversion price of $0.75, and 20,135 shares of common stock and 715,209 shares issuable upon exercise of warrants for which the executive officer or director exercises voting rights but disclaims beneficial ownership. Excludes 1,600,000 shares issuable upon the exercise of stock options that have not vested and convertible promissory notes in $306,000 aggregate principal amount that are convertible upon the consummation of project financing for our initial facility at a conversion price based upon such financing.





Compensation Committee Report on Executive Compensation

Compensation Philosophy

         The Compensation Committee works with senior management to develop and implement the Company's executive compensation philosophy. Generally, the Company's philosophy on executive compensation has been to provide a base cash compensation that is below the average of other comparable companies and to provide additional incentive compensation in the form of grants of stock options. The Compensation Committee recognizes that incentive compensation could potentially cause dilution to the Company's stockholders. The Compensation Committee believes, however, this is the most effective way to hire and retain qualified personnel in light of the Company's current financial position.

Executive Compensation

         Mr. Rampacek, the Company's Chairman of the Board of Directors, President and Chief Executive Officer receives a base salary of $180,000 per year. This base compensation, like that paid to other executive officers, is primarily related to competitive factors and is not tied to the Company's financial performance or the achievement of specific goals and was specifically negotiated with Mr. Rampacek in connection with the commencement of his employment with the Company in August 2000. The base compensation of the Company's other executive officers remained the same during fiscal 2001. The base compensation of the Company's executive officers was increased 10% during fiscal 2002; however, such increase is effective only upon the completion of project financing for the Company's first production facility.

Other Incentive Compensation

         Other than stock option grants made to non-executive employees in connection with the commencement of employment, no stock option grants were made to executive officers during fiscal year 2001. A stock option exercisable for 325,000 shares of common stock was granted to Mr. Arnold in connection with the commencement of his employment with the Company in September 2002. The Compensation Committee believes this grant was necessary to entice this individual to accept employment with the Company upon cash compensation terms that were less than the cash compensation he had been receiving in his prior employment.

Employment Agreements


         Messrs. Rampacek, and McNiel each have entered into employment agreements with the Company. Under these agreements, Mr. Rampacek serves as the President and Chief Executive Officer, and Mr. McNiel serves as Senior Vice President of Operations. None of the other officers of the Company has an employment agreement.


         The Company also maintains a 401(k) plan, health insurance and other benefits generally available to all employees. Currently, the Company makes no matching or other contributions to the 401(k) plan, other than the payment of its operating and administrative expenses.

         This  report  has  been  furnished  by  the  current   members  of  the
Compensation Committee.

Thomas G. Plaskett            Bob G. Gower                Thomas G. Murray

Executive Compensation


         The following table contains summary information about compensation paid to or earned for each of the three fiscal years ended September 30, 2002 by our chief executive officer and by our three other most highly-compensated executive officers (our "named executive officers") serving in this capacity as of September 30, 2002 whose total annual salary and bonus exceeded $100,000 for that fiscal year. In connection with the employment of Roger D. Arnold, our Senior Vice President and General Counsel, in September 2002, we agreed to pay him $125,000 per year. Compensation does not include minor business related and other expenses paid by us and such amounts in the aggregate do not exceed $10,000.


                           Summary Compensation Table

                                                            Annual Compensation            Long-Term Compensation
                                     Fiscal Year Ended                                      Securities Underlying
                                         Sept. 30                Salary ($)                    Options/SAR (#)



Charles M. Rampacek                        2002                    185,804(1)                             -
  Chairman of the Board, President         2001                    181,284                                -
  and CEO........................          2000                     30,462(2)                     1,010,000(3)(4)
Bruce A. Hall
  Sr. Vice President, CFO and              2002                    123,131(5)                             -
   Secretary.....................          2001                    115,820                           55,000(6)
                                           2000                     81,796                          200,000(7)

Martin R. MacDonald                        2002                    116,496(8)                             -
  Sr. Vice President of Technology         2001                    115,820                                -
   & Business Development........          2000                     93,911                          100,000(9)

David J. McNiel                            2002                    116,621(10)                            -
  Sr. Vice President of Operations         2001                    115,820                          400,000(11)
                                           2000                          -                                -
_______________

(1) Excludes $13,846 of deferred salary that is contingent upon us securing financing of our planned Wellsville facility. Additionally, $32,967 of this amount was deferred and subsequently paid on October 3, 2002.
(2) Represents Mr. Rampacek's salary from August 1, 2000, the date he joined us as President and Chief Executive Officer, until September 30, 2000.
(3) Represents options to purchase 1,000,000 shares of common stock granted on August 1, 2000, subject to the execution of an employment agreement with us, which occurred in February 2001. The exercise price for 829,930 of the options is $2.20 per share and for the remaining 170,070 options is $2.9375 per share. Upon grant, 200,000 shares vested immediately and the remainder vest ratably over the next four years on the anniversary of the initial grant.
(4) In April 2000, the board of directors granted Mr. Rampacek options to purchase an aggregate of 10,000 shares of our common stock upon his election to the board of directors. These options represent compensation for Mr. Rampacek's services as a director and do not relate to services provided as our current President and Chief Executive Officer. The options are exercisable at $3.437 per share and expire in April 2010.
(5) Excludes $8,846 of deferred salary that is contingent upon us securing financing of our planned Wellsville facility. Additionally, $21,062 of this amount was deferred and subsequently paid on October 3, 2002.


                                       17

(6) Represents options to purchase 55,000 shares of our common stock granted on October 31, 2000, of which 18,333 shares vested on October 31, 2001, 18,333 shares vested on October 31, 2002 and 18,333 shares will vest on October 31, 2003. The exercise price for the shares subject to these options is $1.875 per share.
(7) Represents options to purchase 200,000 shares of our common stock granted on April 1, 2000, of which 50,000 shares vested immediately, 37,500 shares vested on each of April 1, 2001 and April 1, 2002 and 37,500 shares will vest on each of April 1, 2003 and April 1, 2004. The exercise price for the shares subject to these options is $1.875 per share.
(8) Excludes $8,846 of deferred salary that is contingent upon us securing financing of our planned Wellsville facility. Additionally, $21,062 of this amount was deferred and subsequently paid on October 3, 2002.
(9) Represents options to purchase 100,000 shares of our common stock granted on September 1, 2000, of which 50,000 shares vested immediately, 12,500 shares vested on each of April 1, 2001 and April 1, 2002 and 12,500 shares will vest on each of April 1, 2003 and April 1, 2004. The exercise price for the shares subject to these options is $1.875 per share.
(10) Excludes $8,846 of deferred salary that is contingent upon us securing financing of our planned Wellsville facility. Additionally, $21,062 of this amount was deferred and subsequently paid on October 3, 2002.
(11) Represents options to purchase 400,000 shares of our common stock granted on September 1, 2000, of which 100,000 shares vested on each of September 1, 2001 and September 1, 2002 and 100,000 shares will vest on each of September 1, 2003 and September 1, 2004. The exercise price for the shares subject to these options is $2.4375 per share.



Option Grants in Last Fiscal Year


         We did not issue any stock options to our named executive officers during fiscal year 2002.

Fiscal Year End Option Exercises and Values

         The following table sets forth information concerning unexercised options held by the named executive officers as of September 30, 2002. No options were exercised by the named executive officers during fiscal 2002.





                                    Number of Securities Underlying Unexercised     Value of Unexercised In-The-Money
                                           Options at Fiscal Year End (#)               Options at Fiscal Year End

Name                                     Exercisable            Unexercisable        Exercisable       Unexercisable

Charles M. Rampacek(1)(2)........       610,000                   400,000              $0 (3)             $0 (3)
Bruce A. Hall(4)(5)..............       143,333                   111,667              $0 (3)             $0 (3)
Martin R. MacDonald(6)...........        75,000                    25,000              $0 (3)             $0 (3)
David J. McNiel(7)...............       200,000                   200,000              $0 (3)             $0 (3)


_______________


(1) Includes options to purchase 10,000 shares of common stock at an exercise price of $3.437 per share, granted upon his election to the board of directors under the director compensation plan adopted by the board of directors on March 30, 2000. These shares represent compensation for Mr. Rampacek's services as a director and do not relate to his services provided as our current President and Chief Executive Officer.
(2) Includes options to purchase 1,000,000 shares of common stock granted on August 1, 2000, subject to the execution of an employment agreement with us, which occurred in February 2001. Upon grant, 200,000 shares vested immediately and the remainder vest ratably over four years on the anniversary of the date of initial employment. The exercise price for 829,530 of the shares subject to these options is $2.20 per share and the exercise price for the remaining 170,070 shares are issuable under an option that has an exercise price of $2.9375.
(3) Value based upon $0.48, the average of the high and low prices of our common stock on November 18, 2002.


                                       18

(4) Includes options to purchase 55,000 shares of common stock granted on October 31, 2000, of which 18,333 shares vested on October 31, 2001, 18,333 shares vested on October 31, 2002 and 18,333 shares will vest on October 31, 2003. The exercise price for the shares subject to these options is $1.875 per share.
(5) Includes options to purchase 200,000 shares of common stock granted on April 1, 2000, of which 50,000 shares vested immediately, 37,500 shares vested on each of April 1, 2001 and April 1, 2002 and 37,500 shares will vest on each of April 1, 2003 and April 1, 2004. The exercise price for the shares subject to these options is $1.875 per share.
(6) Represents options to purchase 100,000 shares of common stock granted on April 1, 2000, of which 50,000 shares vested immediately, 12,500 shares vested on each of April 1, 2001 and April 1, 2002 and 12,500 shares will vest on each of April 1, 2003 and April 1, 2004. The exercise price for the shares subject to these options is $1.875 per share.
(7) Includes options to purchase 400,000 shares of common stock granted on September 1, 2000, of which 100,000 shares vested on each of September 1, 2001 and September 1, 2002 and 100,000 shares will vest on each of September 1, 2003 and September 1, 2004. The exercise price for the shares subject to these options is $2.4375 per share.





Employment Agreements

         In 2000, we entered into employment agreements with two of our executives, Charles M. Rampacek, our Chairman of the Board, President and Chief Executive Officer, and David J. McNiel, our Senior Vice President of Operations. Each agreement provides for a minimum initial base salary, subject to annual review and increase by our compensation committee. In addition, each agreement provides for an annual cash bonus upon accomplishment of certain corporate objectives to be established by our compensation committee.


         The employment agreements with Messrs. Rampacek and McNiel provided for initial annual base salaries of at least $180,000 and $115,000, respectively. Each executive received a 10% deferred increase in salary in calendar year 2002, but these deferred increases will not become payable until we secure project financing for our planned Wellsville facility. The employment agreement with Mr. McNiel provided for immediate option grants to acquire 400,000 shares of common stock, of which 100,000 vest upon each anniversary of his date of hire. These options are exercisable at the market price on Mr. McNiel's date of hire. Under Mr. Rampacek's employment agreement, we granted options to purchase 1,000,000 shares of common stock, comprised of (1) 829,930 non-qualified stock options, exercisable at $2.20 per share; and (2) 170,070 incentive stock options, exercisable at $2.9375 per share.

         Both of these executive employment agreements provide for severance and change in control payments. If the employment is terminated by us without cause, by the executive for good reason or due to death or disability, the executive is entitled to severance benefits equal to (1) earned but unpaid compensation, (2) the pro rata amount of any annual cash bonus, (3) a lump sum payment equal to base salary plus any annual bonus and (4) immediate vesting of all options.

         These executive employment agreements define a change in control as any transaction resulting in the acquisition by any person, of 50% of our voting stock, the replacement of all of our directors within a 24-month period, or a liquidation or sale of substantially all of our assets. The executive is entitled to change in control benefits if, within one year following a change in control, the executive's employment is terminated by us without cause or by the executive due to (1) our failure to maintain the executive in his prior position, (2) a significant, adverse change in the executive's nature of authority or responsibilities, base salary or bonus opportunity or the right to benefits, (3) a relocation which is greater than 45 miles from the prior location or (4) any material breach of the employment agreement. Change in control benefits include (1) two times base salary and two times annual bonus,
(2) earned but unpaid base compensation and pro rata amount of annual cash bonus and (3) immediate vesting of all unvested equity. Furthermore, if within the 12 months preceding a change in control, the executive is terminated by us without cause or by the executive for good reason, the executive may choose between the greater of the severance benefits and the change in control benefits.



       Thomas G. Murray has been a director since 1994 and was also our chief executive officer until October 1999 and a senior vice president until his resignation on May 31, 2000. In connection with his resignation, we entered into an employment agreement with Mr. Murray whereby Mr. Murray agreed to continue to provide services to us as a non-executive employee until January 2002. In exchange for these services, we agreed to pay Mr. Murray cash compensation of $90,000 annually and to provide Mr. Murray with certain other employee benefits through June 30, 2001. In addition, we modified the terms of stock options previously issued to Mr. Murray to permit them to vest over time, rather than upon the occurrence of certain specified events and as a result, we have applied variable accounting treatment to these options. One-third of Mr. Murray's options to purchase 490,000 shares of common stock at $0.50 per share vested on May 31, 2000, and one-third of his options vested on each of January 1, 2001 and 2002.


Audit Committee Report

         The Audit Committee was composed of three directors, Messrs. Plaskett, Murray and Gower, at the time of this Audit Committee Report. The Audit Committee operates under a charter adopted by the Board of Directors. The Board of Directors believes that two of these directors are independent as defined by the American Stock Exchange's Listed Company Guide. The Board of Directors, however, acknowledges that Mr. Plaskett's services as the interim President and Chief Executive Officer of the Company from October 1999 to July 2000 may disqualify him as having been employed by the Company or any of its affiliates for the current or preceding three years. In light of the interim nature of Mr. Plaskett's duties and the fact that he received no cash compensation for his services, maintained his primary occupation unrelated to the Company, and was only present on an as needed basis, the Board does not believe Mr. Plaskett was an "employee" of the Company for purposes of the American Stock Exchange rules. A copy of the Audit Committee Charter was filed as Exhibit C to our definitive 2001 Annual Meeting Proxy Statement, which is on file with the U.S. Securities and Exchange Commission.

         Management is responsible for the Company's internal controls and the financial reporting process. Ernst & Young LLP, the Company's independent auditor, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee reviewed and discussed the audited financial statements with both management and Ernst & Young LLP. Specifically, the Audit Committee has discussed with Ernst & Young LLP matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380).

         The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 ( Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP the issue of its independence from the Company.

         Based on the Audit Committee's review of the audited financial statements and its discussions with management and Ernst & Young LLP noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001.


        Bob G. Gower             Thomas G. Plaskett        Thomas G. Murray*


______________
* Mr. Murray was appointed to the audit committee after the resignation of Mr. K. Bruce Jones in December 2001. Mr. Murray subsequently resigned from the committee when Mr. Haddock was appointed to the Audit Committee in January 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires directors and certain officers, and persons who beneficially own more than ten percent (10%) of our stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors, certain officers and greater than ten percent (10%) beneficial owners are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies furnished to us and representations from the directors and certain officers, we believe that all
Section 16(a) filing requirements for the fiscal year ending September 30, 2002, applicable to its directors, certain officers and greater than ten percent (10%) beneficial owners were satisfied, other than the following transactions, which were reported late in the filing of a separate Form 4 for each transaction: (i) the purchase of a convertible promissory note in the amount of $75,000 by Mr.
McNiel, (ii) the purchase of a $75,000 convertible promissory note by Mr. Rampacek, (iii) the acquisition of warrants to purchase 33,750 and 7,500 shares of the Company's common stock by Mr. Rampacek, (iv) the acquisition of warrants to purchase 22,500, 5,000, and 19,500 shares of the Company's common stock by Mr. Hollingshad, and (v) the purchase of a $50,000 convertible promissory note and a $30,000 convertible promissory note by Mr. Hollingshad.


         Based on representations from the directors and certain officers, we believe that no other Forms 5 for directors, certain officers and greater than ten percent (10%) beneficial owners were required to be filed with the Securities and Exchange Commission for the period ended September 30, 2002.


Compensation Committee Interlocks


         None of the members of the compensation committee were our officers or employees or had any relationship with us requiring disclosure under regulations promulgated by the Securities and Exchange Commission.


Certain Relationships and Related Transactions


         On June 30, 1998, we entered into an agreement with HSB Engineering Finance Corporation, whereby HSB Engineering agreed to loan us up to $1.5 million for working capital purposes. Under the terms of this loan, we granted HSB Engineering a ten-year warrant to purchase shares of our common stock equal to 10% of the number of shares of common stock outstanding at the time of conversion on a fully-diluted basis at an exercise price of $0.01 per share. On June 6, 2000, HSB Engineering converted the then outstanding loan balance of $750,000 into 2,796,114 shares of common stock, and we paid accrued interest of approximately $189,000 due under the convertible promissory note. Upon conversion of the loan, we entered into an investor's rights agreement with HSB Engineering granting HSB Engineering the right to designate a representative to attend and participate in meetings of our board of directors as a non-voting observer. HSB Engineering loses the right to appoint an observer when it and its affiliates own less than 5% of our outstanding common stock or when the shares of our common stock held by it and its affiliates are registered for resale under the Securities Act of 1933. As of November 15, 2002, HSB Engineering beneficially owned 7.1% of our outstanding common stock and had not designated its observer.


         Bruce Hall, our Senior Vice President, Chief Financial Officer and Secretary, received a $100,000 loan from us in December 2000, and we hold as collateral for the loan all of our common stock, options and warrants held by Mr. Hall. The loan bears interest at the prime rate of the Bank of America per annum and is payable on December 31, 2002. The outstanding principal balance and accrued but unpaid interest on these notes is payable in one lump sum on the date of maturity.

         Mr. Hall and Charles M. Rampacek, a board member since April 2000 and our Chief Executive Officer and President since August 2000, each loaned us $100,000 on January 22, 2001 at an interest rate of 10% per annum. Interest payments of $246.58 and $136.98 were made to Mr. Hall and Mr. Rampacek on January 31, 2001 and February 5, 2001, respectively. The principal was repaid in full on February 5, 2001.

         David J. McNiel, our Senior Vice President of Operations since September 2000, also loaned us $100,000 on January 23, 2001 at an interest rate of 10% per annum. Interest payments of $219.18 and $246.57 were made to Mr. McNiel on January 31, 2001 and February 9, 2001, respectively. The principal was repaid in full on February 9, 2001.

         William A. Searles, an advisory director from November 1999 until January 2002 and a director since January 2002, is the chairman of APS Investment Services, Inc. We engaged APS Financial Corporation, an affiliate of APS Investment Services, Inc., to serve as the placement agent for our private placement of Series A preferred stock in 1999. During this engagement, we paid APS Financial Corporation a total of $588,000 in cash commissions and issued to APS Financial Corporation warrants to purchase a total of 402,000 shares of our common stock at an exercise price of $1.875 per share. Additionally, we paid APS Financial Corporation $161,000 in placement agent fees and commissions for subsequent investments by its clients during the fiscal year ended September 30, 2001.

         Mr. Rampacek, Mr. McNiel, our Senior Vice President of Operations since September 2000, John N. Brobjorg, our Vice President and Controller, and certain accounts of Zesiger Capital Group, LLC, a 26.3% stockholder, participated in a $12.5 million loan to our wholly-owned subsidiary, Probex Fluids Recovery, Inc., in November 2000. Under the loan, Messrs. Rampacek, McNiel and Brobjorg and the Zesiger accounts loaned us $200,000, $200,000, $252,000 and $7.5 million, respectively. These notes bear interest payable in cash or our common stock semi-annually, with the principal amount due on November 28, 2004. Probex Fluids Recovery is the issuer of the notes which are secured by the assets of Probex Fluids Recovery and are guaranteed by us. The notes are convertible into our common stock. Initially, the conversion price of these notes was $1.40 per share. The notes issued to the purchasers permitted them to elect at the outset whether interest payable semi-annually would be paid in cash or our common stock. Each of Messrs. Rampacek, McNiel and Brobjorg and the Zesiger accounts elected for interest to be paid in our common stock. As a result, to date we have issued 26,267, 26,268, 33,098 and 985,015 shares of our common stock in lieu of cash to Messrs. Rampacek, McNiel and Brobjorg and the Zesiger accounts, respectively, as interest on these notes. The purchase agreement governing the loan required us to file a registration statement under the Securities Act of 1933 covering the resale of the shares of our common stock issuable upon conversion of the notes evidencing the $12.5 million loan. As of March 31, 2001, we had not filed the registration statement. As consideration for extending our obligation to file the registration statement, we agreed to issue to the holders of these notes that number of shares of our common stock equal to 2% of the shares of our common stock issuable upon conversion of their note at the close of each calendar quarter that the registration statement had not been filed. As a result, to date we have issued 24,951, 24,958, 31,440 and 927,708 shares of our common stock to Messrs. Rampacek, McNiel and Brobjorg and the Zesiger accounts, respectively, for the delay in filing the registration statement. Pursuant to the purchase agreement governing the loan, an event of default occurred due to our failure to secure commitments to finance the construction of a reprocessing facility on or prior to September 30, 2001. The note holders agreed to waive this event of default until June 30, 2002. As consideration for the waiver, we amended the notes to reduce the conversion price from $1.40 per share to the lowest dollar amount at which we issued a share of our common stock prior to the consummation of project financing for our first processing facility. As of June 30, 2002, the conversion price of these notes was $0.75 per share. As of June 30, 2002, we still had not secured commitments for financing to construct a facility. The note holders have waived this event of default until February 28, 2003.

         Nicholas W. Hollingshad, an advisory director since April 1999 and a director since January 2002, is operations director of Environmental Resources Management, an international environmental consulting firm. We have engaged Environmental Resources Management to provide environmental due diligence, permitting and other environmental consulting services in connection with the development of our planned facility near Wellsville, Ohio. Under this engagement, for the fiscal years ended September 30, 2001 and 2002, we paid Environmental Resources Management a total of approximately $328,000.

         Mr. Hollingshad was also a limited partner in Probex Southwest Partnership, L.P., a lender of $165,000 under our $3.0 million bridge loan dated February 20, 2001. Ronald J. Tiso, a member of our board of directors since March 2002, is the managing director of Cambridge Strategies Group, LLC, which is also one of the lenders and is the collateral agent under the February 2001 loan. Cambridge loaned us $660,000 under the February 2001 loan. The February 2001 loan is secured by a security interest in all of our assets, excluding intellectual property and ownership interests in Probex Fluids Recovery, Inc. As consideration for extending this loan, Probex Southwest and Cambridge received warrants to purchase 74,250 and 297,000 shares of our common stock, respectively, at an exercise price of $1.719 per share. The February 2001 loan originally matured on July 1, 2001, but was extended until October 1, 2001. As consideration for this extension, Probex Southwest and Cambridge received warrants to purchase 16,500 and 66,000 shares of our common stock, respectively, at an exercise price of $1.56 per share. Additionally, in connection with the extension of the maturity date, the interest rate on these notes was increased, retroactively, from 10% per annum to 12% per annum. Further, we agreed to issue to the lenders for each month that the note is not repaid that number of shares of our common stock equal to 1% of the principal amount outstanding under the note on the last day of the month divided by the average closing price as reported by the American Stock Exchange for the ten trading days immediately prior to such payment. As a result, we issued an aggregate of 2,566 and 10,268 shares of our common stock to Probex Southwest and Cambridge, respectively, for the months of July and August 2001. In September 2001, the maturity date of the February 2001 loan was further extended until December 31, 2001. As consideration for this extension, Probex Southwest and Cambridge tendered the warrants to purchase an aggregate of 90,750 and 363,000 shares of our common stock, respectively, previously issued to them, and we issued a new warrant to purchase 107,250 shares of our common stock to Probex Southwest and a new warrant to purchase 429,000 shares of our common stock to Cambridge, at an exercise price of $1.243. Additionally, as consideration for the extension of the maturity date until December 31, 2001, we increased the 1% common stock payment to 1.5% per month, retroactively. As a result, from September 15, 2001 until October 31, 2001, we issued an aggregate of 6,391 and 25,548 shares of our common stock to Probex Southwest and Cambridge, respectively. In November 2001, Probex Southwest transferred all of the obligations owed to it under the February 2001 loan to its partners. In the distribution, Mr. Hollingshad received a note in the amount of $30,000, a warrant to purchase 19,500 shares of our common stock at an exercise price of $1.243 per share and 1,630 shares of our common stock. In November 2001, pursuant to the common stock monthly payment, we issued 490 and 10,784 shares of our common stock to Mr. Hollingshad and Cambridge, respectively. The maturity date of the February 2001 loan was then further extended until February 8, 2002. In February 2002, the lenders agreed to extend the maturity date of the February 2001 loan until the earlier of February 28, 2003 or the consummation of project financing for our first processing facility. As consideration for this extension of the maturity date, Mr. Hollingshad and Cambridge were issued warrants to purchase 10,500 and 231,000 shares of our common stock, respectively, at an exercise price of $0.75 per share. The exercise price of the warrants previously issued to the lenders who participated in the February 2001 loan was also adjusted pursuant to the ratchet pricing provisions contained in those warrants to an exercise price of $0.75 per share. As further consideration for this extension, the lenders tendered their notes and we issued notes in like principal amounts that are convertible at a conversion price equal to the price per share of any shares delivered to lenders or purchasers in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of financing for the facility. Additionally, we granted the lenders a security interest in our intellectual property. The lenders of the February 2001 loan, together with all other lenders of outstanding bridge loans, were also given the right to nominate a member to our board of directors. The lenders nominated Mr. Tiso, and in March 2002 we appointed him to our board of directors. The outstanding principal balance and accrued but unpaid interest on these notes is payable in one lump sum on the date of maturity.

         Messrs. Hollingshad, Rampacek and McNiel and General Conference Corporation of Seventh-day Adventists, a 23.6% stockholder, were lenders under our $1.3 million bridge loan in April 2001. Mr. Hollingshad is also affiliated with Falcon Capital Management, LLC, the collateral agent for the April 2001 loan. Messrs. Hollingshad, Rampacek and McNiel and General Conference loaned us $50,000, $75,000, $75,000 and $500,000, respectively, in the April 2001 loan. As consideration for their participation in this loan, Messrs. Hollingshad, Rampacek and McNiel and General Conference received warrants to purchase 22,500, 33,750, 33,750 and 225,000 shares of our common stock, respectively, at an exercise price of $1.579 per share. The April 2001 loan is secured by a security interest in all of our assets, excluding our intellectual property and ownership interests in our subsidiary, Probex Fluids Recovery, Inc. The April 2001 loan originally matured on September 1, 2001, but was extended until December 31, 2001. As consideration for the extension of the maturity date, Messrs. Hollingshad, Rampacek and McNiel and General Conference received warrants to purchase 5,000, 7,500, 7,500 and 50,000 shares of our common stock, respectively, at an exercise price of $1.243 per share. Additionally, in connection with the extension of the maturity date, the interest rate on these notes was increased, retroactively, from 10% per annum to 12% per annum. Further, we agreed to issue to the lenders that number of shares of our common stock equal to 1% of the principal amount outstanding under the note on the last day of the month divided by average closing price as reported by the American Stock Exchange for the ten trading days immediately prior to such payment for each month that the note is not repaid. As a result, we issued an aggregate of 1,971, 2,957, 2,957 and 19,713 shares of our common stock to Messrs. Hollingshad, Rampacek and McNiel, respectively, from September to December 2001. The maturity date of the April 2001 loan was then further extended until February 8, 2002. In February 2002, the lenders agreed to extend the maturity date of the April 2001 loan until the earlier of February 28, 2003 or the consummation of project financing for our first processing facility. As consideration for this extension of the maturity date, Messrs. Hollingshad, Rampacek and McNiel were issued warrants to purchase 17,500, 26,250 and 26,250 shares of our common stock, respectively, at an exercise price of $0.75. The exercise price of the warrants previously issued to the lenders who participated in the April 2001 loan was also adjusted pursuant to the ratchet pricing provisions contained in those warrants to an exercise price of $0.75 per share. As further consideration for this extension, the lenders tendered their notes, and we issued notes in like principal amounts that are convertible at a conversion price equal to the price per share of any shares delivered to lenders or purchasers in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of financing for the facility. Additionally, we granted the lenders a security interest in our intellectual property. The outstanding principal balance and accrued but unpaid interest on these notes is payable in one lump sum on the date of maturity.

         In July 2001, General Conference loaned us an additional $500,000. This is secured by a security interest in all of our assets, excluding our intellectual property and ownership interests in our subsidiary, Probex Fluids Recovery, Inc. As consideration for this loan, we issued General Conference a warrant to purchase 275,000 shares of our common stock at an exercise price of $1.579 per share. The maturity date of this loan was extended until February 8, 2002. In February 2002, General Conference agreed to extend the maturity date of the loan until the earlier of February 28, 2003 or the consummation of project financing for our first processing facility. As consideration for this extension of the maturity date, we issued to General Conference a warrant to purchase 175,000 shares of our common stock at an exercise price of $0.75 per share. The exercise price of the warrant previously issued to General Conference was also adjusted pursuant to the ratchet pricing provisions contained in that warrant to an exercise price of $0.75 per share. As further consideration for this extension, General Conference tendered its note and we issued a note of like principal amount to General Conference that is convertible at a conversion price equal to the price per share of any shares delivered to lenders or purchasers in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of financing for the facility. The outstanding principal balance and accrued but unpaid interest on this note is payable in one lump sum on the date of maturity.



         United Infrastructure Company, LLC and certain accounts of Zesiger participated in a $3.0 million loan to us dated September 7, 2001. The notes issued in the September 2001 loan are convertible into our common stock or other securities issued in connection with the financing for our first processing facility and are secured by a security interest in all of our assets, excluding our intellectual property and ownership interests in Probex Fluids Recovery, Inc. United Infrastructure serves as the collateral agent under this loan. This loan originally matured on September 30, 2001, but could be extended by its terms on a month-to-month basis upon the issuance of a certain amount of our common stock. As a result, we issued an aggregate of 66,620 and 66,603 shares of our common stock to United Infrastructure and the Zesiger accounts, respectively, from September 2001 to February 2002. In February 2002, the lenders agreed to amend the notes to provide for a maturity date of the earlier of February 28, 2003 or the consummation of project financing for our first processing facility without the issuance of common stock for such monthly extensions. As consideration for this amendment to the notes, United Infrastructure and the Zesiger accounts were each issued warrants to purchase 525,000 shares of our common stock at an exercise price of $0.75 per share. Additionally, we granted the lenders a security interest in our intellectual property. The outstanding principal balance and accrued but unpaid interest on these notes is payable in one lump sum on the date of maturity.

         Beginning in March 2002, General Conference lent us an aggregate of $3.0 million over a three-month period. The promissory note issued to General Conference is convertible at a conversion price equal to the price per share of any shares delivered to lenders or purchasers in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of financing for the facility. The March 2002 loan is secured by a security interest in our intellectual property. General Conference also serves as the collateral agent for this loan. As consideration for extending the March 2002 loan, we granted to General Conference a security interest in our intellectual property with respect to $1.0 million previously loaned to us. As further consideration for extending the March 2002 loan, we issued to General Conference a warrant to purchase 3,000,000 shares of our common stock at an exercise price of $0.75 per share. The outstanding principal amount of this loan and accrued but unpaid interest is due in one lump sum at the earlier of February 28, 2003 or the consummation of project financing for our first processing facility.

         Messrs. Hollingshad, Rampacek and McNiel, General Conference, Cambridge and certain accounts of Zesiger each participated in a $3.0 million loan to us dated July 26, 2002. Messrs. Hollingshad, Rampacek and McNiel, General Conference, Cambridge and the Zesiger accounts committed to lend us $36,000, $10,000, $5,000, $600,000, $100,000 and $1,500,000, respectively. The commitments were payable by the lenders to us in six equal monthly installments. Of the $3.0 million total commitment, $1.5 million was a firm commitment not subject to funding conditions. As of October 1, 2002, we received $18,000, $5,000, $2,500, $300,000, $50,000 and $750,000 from Messrs. Hollingshad,
Rampacek and McNiel, General Conference, Cambridge and the Zesiger accounts, respectively, with respect to the firm commitment portion under this loan. The lenders obligation to fund the remainder of their commitment was conditioned upon our receiving a term sheet from a lead investor for project financing by October 1, 2002. Because we did not receive this term sheet, the lenders are not obligated to fund any of the remaining commitment. Nevertheless, as of November 15, 2002, we have received $12,000, $3,333, $1,667, $53,333 and $497,497 of the
remaining commitment from Messrs. Hollingshad, Rampacek and McNiel, Cambridge and the Zesiger accounts, respectively. The outstanding notes, having a total aggregate principal balance of $2.4 million, bear interest at 12% per annum and mature on February 28, 2003. The notes are convertible into our common stock, in whole or in part, based upon the outstanding principal balance of the notes plus accrued interest, at the option of the holder, when we secure the Wellsville financing. The notes are convertible at a conversion price equal to the price per share of any shares delivered to lenders or purchasers in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of financing for the facility. The amount actually funded to us by lenders under their commitments is secured by a security interest in our intellectual property. General Conference serves as the collateral agent for this loan. As consideration for extending this loan, we issued warrants to purchase 54,000, 15,000, 7,500, 900,000, 150,000 and 2,250,000 shares of our common stock to
Messrs. Hollingshad, Rampacek and McNiel, General Conference, Cambridge and the Zesiger accounts, respectively, at an exercise price of $0.75 per share. The outstanding principal balance and accrued but unpaid interest on these notes is due on the date of maturity.

                                  PROPOSAL TWO

                  AMENDMENT OF CERTIFICATE OF INCORPORATION TO
                           INCREASE AUTHORIZED SHARES

General

         Our Certificate of Incorporation currently provides, in Section 4(a), that 100 million shares of common stock are authorized to be issued. The Board of Directors has unanimously approved and adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation that increases the number of authorized shares of common stock from 100 million shares to 200 million shares. The text of the proposed Certificate of Amendment is attached to this Proxy Statement as Exhibit A.


         As of November 15, 2002, there were 39,048,795 outstanding shares of common stock. We also reserve shares of common stock for issuance upon conversion of outstanding preferred stock and notes, under outstanding warrants and options and pursuant to previously adopted stock option plans. Due to the floating nature of the conversion price of notes and the exercise price of certain warrants, the shares of common stock issuable upon conversion of these notes and warrants is subject to change. For purposes of reserving shares to be issued upon conversion of these notes and warrants, we used a conversion price or exercise price of $0.75 per share of common stock. Based on the foregoing, 57,519,967 shares of common stock were reserved for issuance for certain commitments and upon conversion of outstanding preferred stock and notes, under outstanding warrants and options and pursuant to previously adopted stock option plans. On a fully diluted basis, 96,568,762 shares of common stock would be outstanding as of November 15, 2002. As a result, we have 3,431,238 additional shares of common stock available for issuance under our Certificate of Incorporation.

         The authorization of an additional 100 million shares of common stock as contemplated by the proposed amendment to the Certificate of Incorporation would give the Board of Directors the express authority, without further action by our stockholders, to issue these shares of common stock from time to time as the Board of Directors deems necessary or advisable. Our Board of Directors believes that having available additional authorized, but unissued, shares of common stock is necessary considering the number of shares of common stock issuable upon conversion of outstanding notes and preferred stock and exercise of outstanding warrants and for potential future actions involving the issuance of capital stock for business and financial purposes. We currently have no specific plans to issue the additional shares of common stock that would be authorized by this proposal. The additional shares may be used, without further stockholder approval, except as may be required, for various purposes, including raising capital, funding acquisitions, providing equity incentives to employees, officers or directors, and permitting stock splits in the form of stock dividends.


         Although the proposed increase in our authorized common stock could be construed as having anti-takeover effects, neither the Board of Directors nor our management views this proposal in that perspective. Nevertheless, we could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of us by, for example, privately placing shares to purchasers who might side with the Board of Directors in opposing a hostile takeover bid. We are not aware of any hostile takeover bid at this time. Shares of common stock could also be issued to a holder that would cause that holder to have sufficient voting power to assure that any proposal to amend or repeal our Certificate of Incorporation would not receive the requisite vote required. The use of our common stock in these manners could render it more difficult or discourage an attempt to acquire control of us, if any transactions were opposed by the Board of Directors.

         The additional shares of our common stock will have rights identical to the currently outstanding common stock. The shares of common stock have no preemptive rights or other rights to subscribe for additional shares. Adoption of the proposed amendment to our Certificate of Incorporation and any issuance of our common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the outstanding number of shares of common stock, such as dilution of earnings per share and voting rights of current holders of common stock.

         If this proposal is approved by the stockholders, the amendment to our Certificate of Incorporation will become effective when we file the Certificate of Amendment with the Secretary of State of the State of Delaware. If this proposal is approved by the stockholders, we anticipate that we will file the Certificate of Amendment shortly after our Annual Meeting of Stockholders.

Vote Necessary to Approve the Proposal

         The affirmative vote of the holders of a majority of the outstanding shares of our common stock is necessary for approval of the amendment to our Certificate of Incorporation. Therefore, abstentions and broker non-votes effectively count as votes against this proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION
                OF THE PROPOSED AMENDMENT TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK.





                                 PROPOSAL THREE


              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                           AS OUR INDEPENDENT AUDITORS

Proposal

         The Audit Committee has recommended and the Board of Directors has selected Ernst & Young LLP to act as our independent auditors. Ernst & Young LLP served as our auditors for the 2001 fiscal year. A representative of Ernst & Young LLP is expected to attend the 2002 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement, if desired.

Vote Necessary to Approve the Proposal

         The appointment of Ernst & Young LLP as our independent auditors will be ratified if more votes are cast FOR their appointment than are cast AGAINST their appointment. For this purpose, an abstention and a broker non-vote will only reduce the number of votes this proposal receives.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
                     THE APPOINTMENT OF ERNST & YOUNG LLP AS
                            OUR INDEPENDENT AUDITORS.

                              INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP served as our independent auditors for the fiscal year ended September 30, 2001 and will serve in that capacity for 2002, unless the stockholders do not ratify their appointment in accordance with this proxy statement or the Board of Directors subsequently determines that a change is desirable. A representative of Ernst & Young LLP is expected to be at our 2002 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement, if desired.

Audit Fees

         Fees billed by Ernst & Young LLP for the audit of our 2001 annual financial statements and the reviews of the quarterly financial statements included in our Forms 10-QSB totaled $152,000. Ernst & Young LLP is currently conducting its audit of our financial statements for the fiscal year ended September 30, 2002, and such fees, including the reviews of the quarterly financial statements included in our Forms 10-QSB, are expected to be $165,000.

Financial Information Systems Design and Implementation Fees

         No fees were billed by Ernst & Young LLP for services related to financial information systems design and implementation during fiscal 2001 and 2002.

All Other Fees

         Fees billed by Ernst & Young LLP in fiscal 2001 and 2002 for all other services, consisting of primarily of fees for tax related services and fees related to other Commission filings, totaled $48,000.


Auditor Independence

         In determining the independence of Ernst & Young LLP, the Audit Committee considered whether the provisions of the non-audit services is compatible with maintaining Ernst & Young LLP's independence.

                                 OTHER BUSINESS

         We are not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         We anticipate that we will hold our next annual meeting for the year ending September 30, 2002, in March 2003. Any stockholder who wishes to present a proposal for action at the 2003 Annual Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by us, must deliver such proposal to us at our principal executive offices, no later than January 1, 2003, in the form as is required under regulations promulgated by the Securities and Exchange Commission. On request, our Secretary will provide you with detailed instructions for submitting proposals.

                      ADDITIONAL INFORMATION AND QUESTIONS

         A copy of these materials will be furnished without charge to any person solicited hereby upon written request by writing to the Vice President of Investor Relations at the address listed below.

         If you have any questions or need more information about this Annual Meeting, you may write to or call:

                                Mr. Les Van Dyke
                      Vice President of Investor Relations
                           15510 Wright Brothers Drive
                              Addison, Texas 75001
                                 (972) 788-4772

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  PROBEX CORP.


         Probex Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         Subsection (a) of Section 4 shall be amended to read in its entirety as follows:

         "(a) Authorized Shares. The aggregate number of shares that this Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of $0.001 par value each, which shares shall be designated "Common Stock"; and Ten Million (10,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by the Certificate of Incorporation or the Delaware General Corporation Law."

         SECOND: That the Certificate of Amendment has been approved by the Corporation pursuant to a resolution of its Board of Directors and duly adopted by the majority of the shares outstanding entitled to vote thereon.

         THIRD: The Certificate of Amendment was duly adopted in accordance with the provisions of Sections 242 and 222 of Delaware General Corporation Law.

         FOURTH: That the Certificate of Amendment shall become effective on the date this Certificate of Amendment is duly filed with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed as of the ____ day of December 2002.

                                          PROBEX CORP.

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                  PROBEX CORP.

                                   DETACH HERE

                                      PROXY

                                  PROBEX CORP.

                           15510 WRIGHT BROTHERS DRIVE
                              ADDISON, TEXAS 75001


                         ANNUAL MEETING OF STOCKHOLDERS
                                December 17, 2002


The undersigned hereby appoints Charles M. Rampacek and Bruce A. Hall, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in Probex Corp. at the Annual Meeting of Stockholders to be held at Probex Corp., 15510 Wright Brothers Drive, Addison, Texas 75001, at 10:30 a.m., local time, on December 17, 2002, and at any adjournments or postponements thereof, as specified below.


This proxy is solicited by the Board of Directors. If no specification is made, this Proxy will be voted FOR the election of each of the two Class I directors nominated for three-year terms, FOR the proposal to amend the Company's
Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million shares to 200 million shares, and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

---------------- ------------------------------------------ --------------------
  SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
     SIDE                                                         SIDE
---------------- ------------------------------------------ --------------------

PROBEX CORP.


C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

--------------------------------                --------------------------------
Vote by Telephone                               Vote by Internet
--------------------------------                --------------------------------

It's fast, convenient, and immediate!           It's fast, convenient,
Call Toll-Free on a Touch-Tone Phone            and your vote is
1-877-PRX-VOTE (1-877-779-8683).                immediately confirmed and
                                                posted.
---------------------------------               --------------------------------
Follow these four easy steps:                   Follow these four easy
                                                steps:

1. Read the accompanying Proxy Statement        1. Read the accompanying
   and Proxy Card.                                 Proxy Statement and
                                                   Proxy Card.


2. Call the toll-free number                    2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).                http://www.eproxyvote.com/prb

3. Enter your Voter Control Number located on   3. Enter your Votor Control
   on your Proxy Card above your name.             Number located on your Proxy
                                                   Card above your name.

4. Follow the recorded instructions.            4. Follow the instructions
                                                   provided.
------------------------------------           ---------------------------------

     Your vote is important!                   Your vote is important!
     Call 1-877-PRX-VOTE anytime!              Go to
                                               http://www.eproxyvote.com/prb
                                               anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet



1.    ELECTION OF DIRECTORS                  2.  PROPOSAL TO AMEND THE  COMPANY'S  CERTIFICATE          FOR     AGAINST    ABSTAIN
                                                 OF  INCORPORATION  TO INCREASE  THE NUMBER OF          [ ]      [ ]         [ ]
      Nominees:  (01) Ron W. Haddock             AUTHORIZED  SHARES OF COMMON  STOCK  FROM 100
                 (02) Thomas G. Murray           MILLION SHARES TO 200 MILLION SHARES.


      FOR [ ]     [ ] WITHHELD               3.  RATIFICATION OF THE APPOINTMENT OF ERNST &             [ ]      [ ]         [ ]
      ALL             FROM ALL                   YOUNG LLP AS THE COMPANY'S INDEPENDENT
     NOMINEES         NOMINEES                   AUDITORS.




    [ ]                                       4.  In  their  discretion, the proxies (and if the
        ----------------------------              undersigned   is  a  proxy,   any  substitute
        For all nominees except as                proxies)  are  authorized  to vote  upon such
        noted above                               other  business as may  properly  come before
                                                  the Annual Meeting.


                                                 This   proxy,   when   properly
                                                 executed,  will be voted in the
                                                 manner  directed  herein by the
                                                 undersigned stockholder.  If no
                                                 direction  is made,  this proxy
                                                 will be voted FOR the  election
                                                 of  each  of the  two  Class  I
                                                 directors     nominated     for
                                                 three-year   terms,   FOR   the
                                                 proposal to amend the Company's
                                                 Certificate of Incorporation to
                                                 increase    the    number    of
                                                 authorized   shares  of  common
                                                 stock from 100  million  shares
                                                 to 200 million shares,  and FOR
                                                 the    ratification    of   the
                                                 appointment  of  Ernst  & Young
                                                 LLP    as     the     Company's
                                                 independent auditors.

                                                 Please sign name  exactly as it
                                                 appears     on    the     stock
                                                 certificate.  When  shares  are
                                                 held  by  joint   tenants   all
                                                 should  sign.  When  signing as
                                                 attorney,             executor,
                                                 administrator,    trustee    or
                                                 guardian,   please   give  full
                                                 title    as    such.    If    a
                                                 corporation,   please  sign  in
                                                 full    corporate    name    by
                                                 President  or other  authorized
                                                 officer.   If  a   partnership,
                                                 please sign in partnership name
                                                 by authorized person.





  Signature:                                  Date:
              ------------------------------       -----------------


  Signature:                                  Date:
              ------------------------------       -----------------